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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 29, 2004



                                    QLT Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)





British Columbia, Canada               000-17082                    N/A
------------------------       ------------------------      -------------------
   (Jurisdiction of            (Commission File Number)        (IRS Employer
     Incorporation)                                          Identification No.)





                                    QLT Inc.,
                             887 Great Northern Way,
                        Vancouver, B.C., CANADA, V5T 4T5
                                 (604) 707-7000
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               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

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ITEM 5.  OTHER EVENTS

         QLT announced today that it will be acquiring Kinetek Pharmaceuticals, Inc. a Vancouver-based privately-held pharmaceutical company. The acquisition required the approval of Kinetek shareholders and the B.C. Supreme Court, both of which were obtained today. QLT will acquire Kinetek for approximately USD $2.7 million. The transaction is expected to close on March 31, 2004. QLT expects the acquisition to have a positive effect on its 2004 earnings per share and has therefore revised its 2004 EPS guidance range to $0.84-0.96 from $0.74-0.86.

ITEM 7.  EXHIBITS

Exhibit
Number   Description
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99.1     Press Release dated March 29, 2004.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorised.

                                                   QLT Inc.
                                       -------------------------------------
                                                 (Registrant)



Date  March 29,  2004                  /s/  Paul J. Hastings
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                                                 (Signature)
                                       President and Chief Executive Officer